CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                             Arthur Andersen LLP

Washington, D.C.
December 18, 1997